As filed with the Securities and Exchange Commission on August 29, 2013

Registration No. 333-190689

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO.1

TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0879433 (I.R.S. Employer Identification Number)

100 Union Square Drive

New Hope, PA 18938

(215) 862-1162

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederic Beckley

MeetMe, Inc.

General Counsel and Secretary

100 Union Square Drive

New Hope, PA 18938

(215) 862-1162

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Please address a copy of all communications to:

James W. McKenzie, Jr.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

(215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	500,000	(2)	$1.74	$870,000	$118.67	(4)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the common stock offered hereby shall be deemed to cover additional shares to be issued as a result of stock splits, stock dividends or similar transactions.

(2)	Represents estimated number of shares of common stock issuable upon conversion of the convertible promissory note.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the common stock as reported on the NYSE MKT on August 15, 2013.

(4)	The fee for this registration of securities hereunder has been previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, or SEC, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 29, 2013

PROSPECTUS

500,000 Shares

MeetMe, Inc.

Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus from time to time of up to 500,000 shares of our common stock issuable upon conversion of the $600,000 principal amount Convertible Promissory Note due on September 20, 2013 (the “Convertible Note”). We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

When we use the term “selling stockholders” in this prospectus, it includes donees, distributees, pledgees and other transferees who are selling shares received after the date of this prospectus from a selling stockholder whose name appears under the heading “Selling Stockholders” on page 3.

Our common stock is listed on the NYSE MKT under the symbol “MEET.”

Our executive offices are located at 100 Union Square Drive, New Hope, Pennsylvania 18938 and our telephone number is (215) 862-1162.

Investing in these securities involves certain risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August __, 2013

Table of Contents

Page

ABOUT THIS PROSPECTUS	1
ABOUT MEETME, INC.	1
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	2
USE OF PROCEEDS	3
CONVERTIBLE NOTE	3
SELLING STOCKHOLDERS	3
PLAN OF DISTRIBUTION	5
VALIDITY OF SECURITIES	6
EXPERTS	6
WHERE YOU CAN FIND MORE INFORMATION	6
DOCUMENTS INCORPORATED BY REFERENCE	6

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a resale “shelf” registration or continuous offering process. The selling stockholders named in this prospectus may from time to time sell the securities described in this prospectus.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Documents Incorporated by Reference” and under the heading “Where You Can Find More Information.”

You should not assume that the information contained in this prospectus, the registration statement to which this prospectus is a part and any accompanying prospectus supplement is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.

All references in this prospectus to “we,” “us,” “our,” and “MeetMe” refer only to MeetMe, Inc. and not to any existing or future subsidiaries of MeetMe, Inc., unless the context otherwise requires.

You should rely only on the information contained in or incorporated by reference into this prospectus, the registration statement of which this prospectus is a part and any accompanying prospectus supplement. We and the selling stockholders have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

ABOUT MEETME, INC.

We are the leading social network for meeting new people in the US and the public market leader for social discovery. MeetMe makes meeting new people fun both on the web and using mobile applications, monetized by both advertising and virtual currency. With approximately 60% of daily traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. We operate MeetMe.com and MeetMe apps on iPhone, iPad, and Android.

Just as Facebook has established itself as the social network of friends and family and LinkedIn as the social network of colleagues and business professionals, MeetMe is creating the social network not of the people you know but of the people you want to know. We believe meeting new people is a basic human need, especially for users aged 18-30, when so many long-lasting relationships are made.

There are more than 1.5 billion people aged 18-30 worldwide and more than 60 million in North America. With approximately one million English speaking users logging in each day and with launches in Spanish, Portuguese, French, Italian, and German in 2012, and more recent launches in Chinese (traditional and simplified), Russian, Dutch, Turkish, Korean and Japanese, we believe we have significant growth opportunities ahead as people increasingly use their mobile devices to discover the people around them.

Given the importance of establishing connections within a user’s geographic proximity, we believe it is critical to establish a high density of users within the geographic regions we serve. As the MeetMe network grows the number of users in a location, we believe users who are seeking to meet new people will incrementally benefit from the quantity of relevant connections.

As used in this section of the prospectus only, references to “we” refer to MeetMe, Inc. and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before investing in our securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our filings with the SEC that are incorporated by reference into this prospectus and under the caption “Risk Factors” in any accompanying prospectus supplement. You should also carefully consider all other information contained in or incorporated by reference into this prospectus or in any accompanying prospectus supplement. A discussion of the documents incorporated by reference into this prospectus is set forth below under the heading “Documents Incorporated by Reference.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In particular, these forward-looking statements include, among others, statements about:

●	our expectations regarding user engagement patterns;

●	our expectations regarding mobile usage by our users;

●	the impact of increased mobile usage and Social Theater competition on revenues and financial results;

●	our expectations relating to advertising and the effects of advertising and mobile monetization on our revenues;

●	our plans regarding product development, international growth and personnel;

●	our liquidity and expectations regarding uses of cash;

●	our expectations regarding payments relating to cost reduction initiatives;

●	the impact of new accounting policies; and

●	our plans for capital expenditures for the remainder of the year ending December 31, 2013.

Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project” and other words of similar meaning, although not all forward-looking statements contain these identifying words.

Important factors that could cause actual results to differ from those in the forward-looking statements include users’ willingness to try new product offerings, the risk that unanticipated events affect the functionality of our mobile application with popular mobile operating systems, any changes in such operating systems that degrade our mobile application’s functionality and other unexpected issues which could adversely affect usage on mobile devices, the risk that the mobile advertising market will not grow, the ongoing existence of such demand and the willingness of our users to complete mobile offers or pay for virtual currency. Any forward-looking statement made by us in this report speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. We refer you to our most recent Annual Report on Form 10-K for our most recent fiscal year, and our Current Report on Form 8-K filed May 1, 2013, including the information for the year ended December 31, 2012 under the caption “Item 1A – Risk Factors” of such reports, and the other documents incorporated by reference into this prospectus for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements.

You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus. Each forward-looking statement speaks only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

CONVERTIBLE NOTE

The shares of common stock being offered by the selling stockholders under this prospectus are issuable upon conversion of the Convertible Note. We issued the Convertible Note to MeetMoi, LLC on March 21, 2013 in a private placement transaction that was exempt from the registration requirements of the Securities Act in settlement of a contract and trademark dispute.

The Convertible Note is in the principal amount of $600,000 and is due and payable on September 20, 2013. No interest is due under the Convertible Note prior to the maturity date, but if payment in full of the aggregate principal amount of the Convertible Note is not made on the maturity date, or upon an event of default and for so long as such nonpayment or event of default continues, interest shall accrue on all sums owing on Convertible Note at the rate of 12% per annum until paid in full.

At any time on or after the date of this prospectus, we have the option to convert, in whole or in part, up to the entire amount outstanding under the Convertible Note into fully paid and nonassessable shares of common stock from time to time at a conversion price equal to the volume weighted average price for the five trading days immediately prior to the date upon which the conversion notice is provided to the selling stockholders. The Convertible Note contains a limitation on conversion that, absent stockholder approval, we will not issue in excess of 19.99% of our outstanding shares of common stock measured as of the issuance date of the Convertible Note. The Company intends to decide whether or not to convert the Convertible Note at a date after the filing of this prospectus and will consider, when making its decision, factors including the Company’s then current stock price, cash balance, stock trading ranges and volume.

This summary is not complete and is qualified in its entirety by reference to the full text of the Convertible Note, which is filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 10, 2013.

SELLING STOCKHOLDERS

The shares of our common stock covered by this prospectus are issued pursuant to the conversion of the Convertible Note. In connection therewith, we have agreed to register such shares for resale by the selling stockholders. See “Plan of Distribution.”

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each selling stockholder. The column titled “Number of Shares of Common Stock Owned Prior to the Offering” lists the number of shares of common stock beneficially owned by each selling stockholder.

The column titled “Maximum Number of Shares of Common Stock Offered by this Offering” lists the shares of common stock being offered pursuant to this prospectus by each selling stockholder assuming conversion of the Convertible Note into shares of common stock at an assumed conversion price of $1.20 per share.

This prospectus generally covers the resale by the selling stockholders of the number of shares of common stock issuable upon conversion of the Convertible Note. Because the conversion price of the Convertible Note may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

Under the terms of the Convertible Note, the Convertible Note may not be converted to the extent such conversion would result in the issuance of a number of shares of common stock which would exceed 19.99% of our outstanding shares of common stock on the date of issuance of the Convertible Note. The number of shares in the table below does not reflect this limitation.

We are not aware of any material relationship between any of the selling stockholders and us in the past three years other than as a result of the ownership of the shares of our common stock. The information regarding the selling stockholders may change from time to time. If required, we will set forth these changes in one or more prospectus supplements.

The information below is based on information provided by or on behalf of the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The number of shares listed as being offered by the selling stockholders in the table are based on the assumptions that all of the shares being offered are sold pursuant to this offering, and that no other shares of common stock are acquired or disposed of by the selling stockholders prior to the termination of this offering. Because the selling stockholders may sell all, some, or none of their shares or may acquire or dispose of other shares of common stock, we cannot estimate the aggregate number of shares that will be sold in this offering or the number or percentage of shares of common stock that the selling stockholders will own upon completion of this offering.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Maximum Number of Shares of Common Stock Offered in the Offering	Number of Shares of Common Stock to be Owned Upon Completion of the Offering
MeetMoi, LLC	-	500,000	-

PLAN OF DISTRIBUTION

The selling stockholders may sell shares of common stock from time to time in separate transactions or in a single transaction. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale the securities under this prospectus from time to time in one or more of the following ways:

●	through agents;

●	to dealers;

●	to underwriters;

●	directly to other purchasers; or

●	through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices;

●	at prices determined by an auction process; or

●	at negotiated prices.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share, which may be below the then market price. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act or the rules thereunder. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules thereunder, including Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We are paying all fees and expenses incident to the registration of the shares, excluding fees and disbursements of any counsel to the selling stockholders, brokerage commissions and underwriting discounts.

The selling stockholders are responsible for complying with the applicable provisions of the Exchange Act and the rules thereunder including Regulation M in connection with their sales of shares of common stock under this prospectus.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of MeetMe, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2012 (including schedules appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2012, have been audited by Salberg & Company P.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Salberg & Company P.A. pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you at the SEC’s website at http://www.sec.gov and our website at www.meetmecorp.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 001-33105.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 14, 2013;

●

Our Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2013, for the quarterly period ended March 31, 2013 and our Quarterly Report on Form 10-Q filed with the SEC on August 9, 2013 for the quarterly period ended June 30, 2013;

●	Our Current Reports on Form 8-K, filed with the SEC on February 14, 2013, March 7, 2013, April 8, 2013, April 30, 2013, May 1, 2013, June 7, 2013 and August 8, 2013; and

●	The description of our common stock contained in our Current Report on Form 8-K filed with the SEC on August 8, 2013.

Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you call or write us at the following address or telephone number:

MeetMe, Inc.

100 Union Square Drive

New Hope, PA 18938

Telephone: (215) 862-1162

Attention: General Counsel

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading “Where You Can Find More Information.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the estimated fees and expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$118.67
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous	$10,000.00
Total	$35,118.67

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation and bylaws of MeetMe, Inc.

Our Certificate of Incorporation provides that we shall indemnify our executive officers and directors, employees and agents and former officers, directors, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of us subject to the qualifications contained in Delaware law. Additionally, we will advance expenses to those parties mentioned in the previous sentence to the fullest extent allowed under Delaware law. Our Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law.

Delaware law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable such indemnification shall apply only if approved by the court in which the action was brought. Any other indemnification shall be made by a majority vote of the Board of Directors (excluding any directors who were party to such action), or by a committee of directors designated by majority vote of the Board of Directors or by independent legal counsel in a written opinion, or by a majority vote of stockholders (excluding any stockholders who were parties to such action).

We have entered into indemnification agreements with our executive officers and directors providing for indemnification and containing an advancement of expenses provision.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. Our Certificate of Incorporation includes such a provision. As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling MeetMe pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to MeetMe, Inc.’s Current Report on Form 8-K filed on December 8, 2011)

4.2	Certificate of Amendment to the Certificate of Incorporation – Name Change (incorporated by reference to Exhibit 3.2 to MeetMe, Inc.’s Quarterly Report on Form 10-Q filed on August 9, 2012)

4.3	Certificate of Designation – Series A-1 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 10, 2011)

4.4	Bylaws (incorporated by reference to Exhibit 3.2 to MeetMe, Inc.’s Current Report on Form 8-K filed on December 8, 2011)

5.1**	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of Salberg & Company P.A.

23.2**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1**	Power of Attorney

* Filed herewith.

** Previously filed on August 16, 2013 in our Registration Statement on Form S-3.

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)           that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)           that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, Commonwealth of Pennsylvania, on August 29, 2013.

MEETME, INC.

By:	/s/ Geoffrey Cook
Name:	Geoffrey Cook
Title:	Chief Executive Officer
(Principal Executive Officer)

 Pursuant to the requirements of the Securities Act of 1933, this Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Geoffrey Cook	Director and Chief Executive Officer	August 29, 2013
Geoffrey Cook	(Principal Executive Officer)

/s/ David Clark	Chief Financial Officer	August 29, 2013
David Clark	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	August 29, 2013
John Abbott

*	Director	August 29, 2013
Alonso Ancira

*	Director	August 29, 2013
Lars Batista

*	Director	August 29, 2013
Steven Besbeck

*	Director	August 29, 2013
Jean B. Clifton

*	Director	August 29, 2013
Ernesto Cruz

*	Director	August 29, 2013
Malcolm Jozoff

*	Director	August 29, 2013
Spencer G. Rhodes

*By: /s/ Geoffrey Cook

   --------------------------------------------------------------------------------

Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to MeetMe, Inc.’s Current Report on Form 8-K filed on December 8, 2011)

4.2	Certificate of Amendment to the Certificate of Incorporation – Name Change (incorporated by reference to Exhibit 3.2 to MeetMe, Inc.’s Quarterly Report on Form 10-Q filed on August 9, 2012)

4.3	Certificate of Designation – Series A-1 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 10, 2011)

4.4	Bylaws (incorporated by reference to Exhibit 3.2 to MeetMe, Inc.’s Current Report on Form 8-K filed on December 8, 2011)

5.1**	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of Salberg & Company P.A.

23.2**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1**	Power of Attorney

* Filed herewith.

** Previously filed on August 16, 2013 in our Registration Statement on Form S-3.